Exhibit 99.1
FOR IMMEDIATE RELEASE
EXTERRAN PARTNERS, L.P. PRICES PREVIOUSLY ANNOUNCED
PUBLIC OFFERING OF COMMON UNITS
Houston, Texas—May 25, 2011—Exterran Partners, L.P. (NASDAQ: EXLP) (the “Partnership”) today announced that it priced a previously announced underwritten public offering of 5,000,000 common units representing limited partner interests in the Partnership at $25.95 per common unit. The offering is expected to close on or about May 31, 2011. The Partnership also granted the underwriters a 30-day option to purchase up to 750,000 additional common units to cover over-allotments, if any.
The Partnership intends to use the net proceeds of this offering (i) to repay approximately $61.5 million of borrowings outstanding under its revolving credit facility and (ii) for general partnership purposes, including to fund a portion of the consideration for the previously announced acquisition of compression and processing assets from Exterran Holdings, Inc. pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated as of May 23, 2011, if consummated.
BofA Merrill Lynch, Wells Fargo Securities, J.P. Morgan and Barclays Capital are acting as joint book-running managers. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

BofA Merrill Lynch	Wells Fargo Securities
Attn: Prospectus Department	Attn: Equity Syndicate Department
4 World Financial Center	375 Park Avenue
New York, New York 10080	New York, NY 10152
dg.prospectus_requests@baml.com	Telephone: (800) 326-5897
cmclientsupport@wellsfargo.com

J.P. Morgan	Barclays Capital
via Broadridge Financial Solutions	c/o Broadridge Financial Solutions
1155 Long Island Avenue	1155 Long Island Avenue
Edgewood, New York 11717	Edgewood, NY 11717
Telephone: (866) 803-9204	Telephone: (888) 603-5847
barclaysprospectus@broadridge.com
This offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Exterran Partners, L.P. (NASDAQ: EXLP) provides natural gas contract operations services to customers throughout the United States.
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are “forward-looking statements.” These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of the Partnership, which could cause actual results to differ materially from such statements including, but not limited to, statements related to the proposed offering and the proposed acquisition.
While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the proposed acquisition; the results of the review of the proposed acquisition by regulatory agencies and the failure to satisfy various other conditions to the closing of the acquisition; local, regional, national and international economic conditions and the impact they may have on the Partnership and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; changes in political or economic conditions in key operating markets, including international markets; and changes in safety, health, environmental and other regulations.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2010 and those set forth from time to time in our filings with the SEC. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Exterran
Investors:
David Oatman, 281-836-7035
or
Media:
Susan Nelson, 281-836-7297